UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2021

Daktronics, Inc.
(Exact Name of Registrant as Specified in Charter)

South Dakota	0-23246	46-0306862
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

201 Daktronics Drive
Brookings, SD  57006
(Address of Principal Executive Offices, and Zip Code)

(605) 692-0200
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	DAKT	Nasdaq Global Select Market
Preferred Stock Purchase Rights	DAKT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 30, 2020, in response to the potential impacts of COVID-19 on the business of Daktronics, Inc. (the "Company" or "our"), the Compensation Committee of our Board of Directors (the "Committee") approved reductions in the base salaries of the executives of the Company. The base salaries of Reece A. Kurtenbach, who is our Chief Executive Officer ("CEO"), and Sheila M. Anderson, who is our Chief Financial Officer ("CFO"), were reduced by 15% and the base salaries for the other named executive officers ("NEOs"), consisting of Bradley T. Wiemann, Matthew J. Kurtenbach, and Carla S. Gatzke, were reduced by 10%.

On March 4, 2021, the Committee approved, effective May 2, 2021, the restoration of our CEO's, CFO's, and other NEOs' base salaries. The Committee also suspended variable compensation for the CEO, CFO, and NEOs for fiscal year 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAKTRONICS, INC.

By: /s/ Sheila M. Anderson
Sheila M. Anderson, Chief Financial Officer
Date:	March 8, 2021